As Filed With the Securities and Exchange Commission on December 23, 2011
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               GREENWIND NRG INC.
                (Name of registrant as specified in its charter)

          Nevada                                3612                            68-0679973
(State or Other Jurisdiction        (Primary Standard Industrial               (IRS Employer
    Of Organization)                     Classification Code)              Identification Number)

             69 Saphire, The Grange, Stilorgan, Co.                                Business Filings Incorporated
                        Dublin, Ireland                                              8040 Excelsior Dr. Ste 200
                     Tel: +353 87 153 6399                                               Madison WI, 53717
      (Address, including zip code, and telephone number,            (Name, address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)            including area code, of agent for service)

                                   Copies to:
                        Cane Clark, LLP., Attorney at Law
                    3273 E. Warm Springs Las Vegas, NV 89120
                            telephone (702) 312-6255
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public as soon as practicable after the Registration Statement is effective

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a Smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
================================================================================
Securities                                           Aggregate
  to be          Amount To Be    Offering Price      Offering       Registration
Registered       Registered        Per Share         Price [1]          Fee
--------------------------------------------------------------------------------
Common Stock:      10,000,000       $0.01            $100,000         $11.61
================================================================================
[1] Estimated solely for purposes of calculating the registration fee under Rule 457.

There is no current market for the securities. Although the registrant's common stock has a par value of $0.001, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.01 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY CHANGE. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

--------------------------------------------------------------------------------
PRELIMINARY PROSPECTUS            SUBJECT TO COMPLETION, DATED DECEMBER 23, 2011
--------------------------------------------------------------------------------

                                   PROSPECTUS

                               GREENWIND NRG INC.
                        10,000,000 SHARES OF COMMON STOCK
                           $0.001 PAR VALUE NO MINIMUM
                                 $0.01 PER SHARE

This is an initial public offering of 10,000,000 shares of the common stock of Greenwind NRG Inc. ("Greenwind" or "Greenwind NRG") Greenwind is offering all of the 10,000,000 shares.

Prior to this offering there has been no public market for our stock. The offering price for the shares is $0.01 per share. This offering is a self-underwritten offering conducted by our two officers and directors on a "best efforts" basis.

We intend to seek inclusion of our common stock for quotation on the OTC Bulletin Board, however there is no assurance that our common stock will ever become quoted. There is no minimum offering of our common stock. All funds received from the offering, if any, will be deposited directly into our bank account.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" FOR A DESCRIPTION OF CERTAIN FACTORS THAT YOU SHOULD CAREFULLY CONSIDER BEFORE PURCHASING THE SHARES OFFERED BY THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                          Underwriting
                                          Discounts and        Proceeds to
                     Offering Price       Commissions(1)        Company(2)
                     --------------       --------------        ----------
    Per Share          $   0.01              $   0              $   0.01
    Maximum            $100,000              $   0              $100,000

(1)(2) Proceeds to the company are calculated before the deduction of expenses in connection with this offering and payable by the company, which are estimated at approximately $15,000 and include filing, legal, accounting, printing and other miscellaneous fees all of which will be paid to unaffiliated third parties from $15,000 raised prior to this offering.

                THE DATE OF THIS PROSPECTUS IS DECEMBER 23, 2011

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                            SUBSCRIPTION INFORMATION

Subscribers purchasing the shares should make checks payable to Greenwind NRG Inc. Subscribers should also complete a Purchase Order Form, a form of which is enclosed herewith as Appendix 99.1 to this prospectus. For convenience, both Purchase Order Forms will be included with this prospectus. Additional copies of either of these Purchase Order Forms may be obtained by writing, calling or faxing the company at its office: Telephone +353 87 153 6399

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________(90 days after the effective date of this Prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                                                         Page No
                                                                         -------

Summary of our Offering                                                      4

Risk Factors                                                                 7

Use of Proceeds                                                             11

Determination of Offering Price                                             12

Dilution of the Price You Pay for Your Shares                               12

Plan of Distribution; Terms of the Offering                                 14

Management's Discussion and Analysis of Financial Condition
or Plan of Operation                                                        17

Business                                                                    21

Management                                                                  24

Executive Compensation                                                      27

Principal Stockholders                                                      28

Description of Securities                                                   29

Certain Transactions                                                        30

Litigation                                                                  30

Experts                                                                     30

Legal Matters                                                               31

Financial Statements                                                        31

                             SUMMARY OF OUR OFFERING

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

This offering is a self-underwritten offering conducted by our two officers and directors on a "best efforts" basis.

ABOUT GREENWIND NRG INC.

We were incorporated under the name Greenwind NRG Inc. in the State of Nevada on February 25, 2010. We are a development-stage company and we have no revenues and minimal assets. As a result we have incurred losses since inception.

We have not implemented our business plan as of this date. We have focused our limited managerial and financial capacity almost entirely on the efforts needed to undertake this Offering. If this Offering is successful, we intend to seek sponsorship from a FINRA-registered broker-dealer and apply for quotation on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There is no assurance that such an application will be filed. Even if we do obtain sponsorship of a market maker there is no guarantee that an application will be filed or our stock will become quoted or a market for our common stock will develop.

We intend to commence operations in the business of off the grid wind power systems for residential, cabin, RV, boat and shop use. We intend to source equipment from suppliers at wholesale prices and market, distribute, setup and maintain this equipment. Our target market will be Ireland.

James Sammon, an officer and director of Greenwind NRG Inc., will put together a marketing campaign that will include web marketing, trade shows and newspaper advertisements.

TIMELINE

OBTAIN EFFECTIVENESS FOR OUR REGISTRATION STATEMENT: 2-4 MONTHS.

There is no guarantee our Registration Statement will become effective and our business plan will not succeed if we are unable to complete our offering.

COMPLETE OFFERING: WITHIN 4 MONTHS AFTER THE EFFECTIVENESS OF OUR REGISTRATION STATEMENT.

There is no guarantee we will raise the full amount of the offering. Several scenarios are described in the "Dilution of the Price You Pay for Your Shares" section.

DEVELOP OUR WEBSITE. 1 MONTH

Upon completion of our offering, we intend to procure a web designer to complete a corporate website and credit card payment processing services. We have begun work on a website but it will require additional funds from the offering to have fully operational.

COMMENCE INITIAL MARKETING CAMPAIGN. 6 MONTHS

Once our website is fully operational we intend to market our products aggressively through web, print and other mediums.

COMMENCE OPERATIONS.

During the initial marketing campaign management expects clients to begin using the website to purchase our products. In November of 2010 we signed an agreement with Anhui Hummer Dynamo Co., Ltd., "Anhui" based in Jindi, China. Anhui is a producer of wind energy turbines for both residential and commercial use. As per our contract filed as Exhibit 10.1 we have the ability to purchase, market and distribute several products.

THE OFFERING

Following is a brief summary of this offering:

Securities being offered     Up to 10,000,000  shares of common stock, par value
                             $0.001.

Offering price per share     The offering price will be fixed at $0.01 per share
                             for the duration of the offering

Offering period              The offering shall  terminate on the earlier of (i)
                             180   days   after   the   effectiveness   of   the
                             registration statement (ii) when the offering is fully subscribed for. Our ability to terminate the offering is limited to ending the duration of the offering and accepting the amount of shareholder funds as of the termination date.

Net proceeds to us           $100,000

Use of proceeds              We will use the proceeds to pay for  administrative
                             expenses,  the implementation of our business plan,
                             and working capital.
Number of shares
outstanding before the
offering                     9,000,000

Number of shares
outstanding after the
offering if all of the
shares are sold              19,000,000

Market for the
common stock                 There has been no market  for our  securities.  Our
                             common stock is not traded on any exchange or on the Over-the-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter
                             Bulletin Board. We do not yet have a market maker who has agreed to file such application. Even if we are able to obtain sponsorship of a market maker there is no guarantee that an application will be filed, our stock will become quoted or a market for our common stock will develop.

                             There is no assurance that a trading market will develop or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

LIQUIDITY

There is currently no market for our common stock and we can provide no assurance that a market will develop.

To the extent that we are able, we aim to obtain quotation of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize. In order to obtain quotation on the OTC Bulletin Board our company will be required to procure the sponsorship of a registered market maker. Even if we are able to obtain sponsorship of a market maker there is no guarantee that an application will be filed, our stock will become quoted or a market for our common stock will develop.. As a result we may be unable to quote our common stock on the OTC Bulletin Board,

If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OWNERSHIP

Mr. James Sammon presently owns 55.6% of our outstanding common stock while Mr. Tadhg Sammon owns 44.4% of our common stock. Together our two directors own 100% of our outstanding common stock prior to this Offering and may continue to own the majority of our registered shares after the offering. This could allow them to control the Company and its operations. Officers and Directors will not be purchasing additional shares in this offering.

                             SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus. Total Expenses are composed of incorporation costs, Legal and audit costs. These expenses are required in order to initiate and complete our public offering.

                                                As of October 31, 2011
                                                ----------------------
     Balance Sheet
     Total Assets                                     $   17,582
     Total Liabilities                                $    8,615
     Stockholders' Equity                             $   10,687

                                             Period from February 25, 2010
                                                (date of inception) to
                                                   October 31, 2011
                                                   ----------------
     Income Statement
     Revenue                                          $        0
     Total Expenses                                   $    7,313
     Net Loss                                         $   (7,313)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

We have not started our business. We need the proceeds from this offering to start our operations. If $100,000 is raised, this amount will likely enable us to begin the process of developing our website and marketing strategy as well as give us the ability to have a small inventory or products. The marketing strategy includes web marketing, news paper advertising and trade show attendance. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to "Greenwind NRG Inc." and held on our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 9,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

WE LACK AN OPERATING HISTORY AND HAVE NOT GENERATED ANY REVENUES OR PROFIT TO DATE. THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS.

We were incorporated in February of 2010 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $7,313. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by attracting enough customers who will pay for our services. We cannot guarantee that we will be successful in generating substantial revenues and profit in the future. It is likely that we will not be able to achieve profitability and will have to cease operations due to lack of funding.

PARTICIPATION  IS  SUBJECT  TO  RISKS  OF  INVESTING  IN  MICRO   CAPITALIZATION
COMPANIES.

Micro-capitalization companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies. In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

Investing in Greenwind NRG Inc., has its own specific risks that are discussed throughout the risk factors section.

OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION BECAUSE THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

BECAUSE OUR OFFICERS AND DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our two officers and directors James Sammon and Tadhq Sammon will only be devoting limited time to our operations. James will be handling most of the company's day to day operations and intends to devote 10 hours of his week to our business affairs until such a time when a salary can be drawn. Tadhq will be available on an as needed basis until full operations begin. Because our directors will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on James Sammon from his other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of our business. In addition, James may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

IF WE SELL ONLY 50% OF THE SHARES IN THIS OFFERING OUR OFFICERS AND DIRECTORS WILL OWN 64.3% OF OUR OUTSTANDING COMMON STOCK, THEY WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

After completion of the offering if only 5,000,000 of the shares are sold, Mr. James Sammon and Mr. Tadhq Sammon will own 64.3% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of our officers and directors may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders. As a small company, with limited financial resources, we anticipate that we will continue to enter into agreements and have transactions with officers and directors. These agreements and the transactions involve a conflict of interest. A conflict of interest exists when a party has an interest on both sides of a transaction. And while we will attempt to resolve all conflicts of interests on terms that are fair to the Company and equivalent to terms that could be obtained in arms-length transactions with third parties, we cannot assure you that we will be successful in these efforts.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We have no customers. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will likely have to suspend or cease operations.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company. We have no experience in complying with the various rules and regulations which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

IF OUR SHARES OF COMMON STOCK COMMENCE QUOTATION ON THE OTC BULLETIN BOARD, THE TRADING PRICE WILL FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

As of the date of this Prospectus, our common stock is not yet quoted on the Over-the-Counter Bulletin Board. If our shares of common stock are quoted on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) failure to meet our revenue or profit goals or operating budget; (ii) decline in demand for our common stock; (iii) downward revisions in securities analysts' estimates or changes in general market conditions; (iv) technological innovations by competitors or in competing technologies; (v) lack of funding generated for operations; (vi) investor perception of our industry or our prospects; and (vii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK" RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulties selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

BECAUSE WE HAVE ARBITRARILY DETERMINED SHARE PRICE, IT MAY NOT BEAR ANY RELATIONSHIP TO OUR ASSETS, EARNINGS, BOOK VALUE, OR ANY OTHER OBJECTIVE CRITERIA OF VALUE.

The offering price for the 10,000,000 shares of common stock to the public will be fixed at $0.01 per share for the duration of the offering. We arbitrarily determined the share price of the shares and the maximum offering amount of the shares. Among the factors considered were: (1) our relative cash requirements,
(2) the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders,
(3) the proceeds to be raised by the offering, and (4) the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders. There is, however, no relationship whatsoever between the offering price of the shares and our assets, earnings, book value or any other objective criteria of value. There can be no assurance that, even if a public trading market develops for our securities, the shares will attain market values commensurate with the offering price. An arbitrary determination of the offering price increases the risk that purchasers of the shares in the offering will pay more than the value the public market ultimately assigns to the shares and more than an independent appraisal value.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis-- no minimum of shares must be sold in order for the offering to precede. The offering price per share is fixed at $0.01 per share for the duration of the offering. There is no assurance that we will raise the full $100,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 50% and 100% of the securities offered for sale in this offering by the company.

                                                  $50,000            $100,000
                                                  -------            --------

Gross proceeds                                   $ 50,000            $100,000
Offering expenses *                              $ 15,500            $ 15,500
Net proceeds                                     $ 50,000            $100,000

The net proceeds will be used as follows:
Supplements  (Inventory)                         $ 26,000            $ 46,000
Website development                              $  4,000            $  4,000
Marketing and advertising                        $  8,000            $ 12,000
Salaries                                         $      0            $ 20,000
Audit, accounting and filing fees                $ 10,000            $ 10,000
Working capital                                  $  2,000            $  8,000

*    note the offering expense will be paid using current assets of the company.

PRIORITY SEQUENCE

Below is the priority sequence for capital budgeting. If we are not able to raise the full amount of the proposed offering we intend to use any funds raised in the order listed below:

     1 - Audit, accounting and filing fees
     2 - Website development
     3 - Marketing and advertising
     4 - Supplements (Inventory)
     5 - Salaries
     6 - Working capital

Total offering expenses are estimated to be $15,500, and have been covered by the $18,000 equity and $4,115 debt invested by our two directors, and officers Mr. James Sammon and Mr. Tadhq Sammon. The anticipated expenses consist of $3,500 for legal fees; $1,200 for accounting fees and expenses; $7,000 for auditor fees and expenses, $2,050 for draft website creation, $1,500 for EDGAR fees, $242.87 for miscellaneous and bank charges and $7.13 for our SEC filing fee.

Upon the completion of this offering and if circumstances and market conditions allow, we intend to immediately complete the development of our website "www.greenwindnrginc.com" We have already hired a web designer to create an initial website and once additional funds are raised we will look to complete the content. The cost of our website is estimated to be approximately $7,000, $2,050 of which has already been incurred.

The marketing and advertising campaign will consist of web search optimization, online marketing, sponsorship sustainable energy events, and print media advertising. The cost of developing the campaign is estimated to be $12,000 for the first year.

Working capital is the cost related to operating our business. It is comprised of expenses for telephone service, mail, stationery, accounting, expenses of filing reports with the SEC, product ordering, and general working capital.

If we are not able to raise the $50,000 described in the alternative scenario expenses associated with inventory would be reduced while website development, marketing and audit fees would take priority in order to begin operations and maintain the company's good standing.

                         DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $100,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

     -    our lack of operating history
     -    the proceeds to be raised by the offering
     - the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
     -    our relative cash requirements.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of October 31, 2011 the net tangible book value of our shares of common stock was $13,480 or approximately ($ 0.0014) per share based upon 9,000,000 shares outstanding. Our anticipated costs associated with the completion of this offering are approximately $15,500, $2,050 of which has been covered for website creation. The post offering net tangible book value amounts to $30 or approximately $ 0.0000 per share based on 9,000,000 shares outstanding for the purpose of the following calculation.

IF 100% OF THE SHARES ARE SOLD:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 19,000,000 shares to be outstanding will be approximately $100,030 or approximately $0.0053 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0037 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0053 per share.

After completion of this offering, if 10,000,000 shares are sold, you will own 52.6% of the total number of shares then outstanding for which you will have made cash investment of $100,000, or $0.01 per share. Our existing stockholders will own 47.4% of the total number of shares then outstanding, for which they have made contributions of cash totaling $18,000 or $0.002 per share.

IF 50% OF THE SHARES ARE SOLD

Upon completion of this offering, in the event 5,000,000 shares are sold, the net tangible book value of the 110,000,000 shares to be outstanding will be $50,030 or approximately $0.0036 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0022 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0036 per share.

After completion of this offering you will own approximately 37.7% of the total number of shares then outstanding for which you will have made cash investment of $50,000, or $0.01 per share. Our existing stockholders will own approximately 62.3% of the total number of shares then outstanding, for which they have made contributions of cash totaling $18,000 or $0.002 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD:
  Price per share                                                   $     0.002
  Net tangible book value per share before offering                 $   (0.0014
  Potential gain to existing shareholders                           $    33,300
  Net tangible book value per share after offering                  $    0.0053
  Increase to present stockholders in net tangible book value
  per share after offering                                          $    0.0037
  Capital contributions                                             $    18,000
  Number of shares outstanding before the offering                    9,000,000
  Number of shares after offering assuming the sale of the maximum
  number of shares                                                   19,000,000
  Percentage of ownership after offering                                   47.4%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL 100% SHARES SOLD
  Price per share                                                   $      0.01
  Dilution per share                                                $    0.0047
  Capital contributions                                             $   100,000
  Number of shares after offering held by public investors           10,000,000
  Percentage of capital contributions by existing shareholders             15.2%
  Percentage of capital contributions by new investors                     84.8%
  Percentage of ownership after offering                                   52.8%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD
  Price per share                                                   $      0.01
  Dilution per share                                                $    0.0064
  Capital contributions                                             $    50,000
  Percentage of capital contributions by existing shareholders             26.5%
  Percentage of capital contributions by new investors                     73.5%
  Number of shares after offering held by public investors            5,000,000
  Percentage of ownership after offering                                   37.7%

                   PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

THE OFFERING CONSISTS OF A MAXIMUM OF 10,000,000 SHARES OF COMMON STOCK TO BE SOLD BY GREENWIND NRG INC. The offering price for the 10,000,000 shares of common stock to the public will be fixed at $0.01 per share for the duration of the offering.

This offering will be conducted on a best-efforts basis utilizing the efforts of our officers and directors, James Sammon and Tadhq Sammon. Both James and Tadhq will not, and do not, participate in the selling and offering of securities for any issuer more than once every twelve months. Potential investors will include, but are not limited to, family, business associates, friends and acquaintances. The intended methods of communication include, without limitation, telephone and personal contact. In our endeavors to sell this offering, we do not intend to use any mass advertising methods such as the internet or print media. There can be no assurance that all, or any, of the shares will be sold.

Funds from this offering will be placed in our corporate bank account. Your subscription will be deposited in the company's bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment. Investors do not have the right to withdraw invested funds.

We will sell the shares in this offering through James Sammon and Tadhq Sammon, both officers and directors. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1.   The person(s)  is(are) not statutorily  disqualified,  as that term is
          defined  in  Section   3(a)(39)  of  the  Act,  at  the  time  of  his
          participation; and,

     2.   The  person(s)   is(are)  not   compensated  in  connection  with  his
          participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     3. The person(s) is(are) not at the time of their participation, an associated person(s) of a broker/dealer; and,

     4. The person(s) meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

James Sammon and Tadhq Sammon are not statutorily disqualified, are not being compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in securities, and are not associated with a broker/dealer. They are and will continue to be officers and directors at the end of the offering and have not been during the last twelve months and are currently not a brokers/dealers or associated with a broker/dealer. They will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various locations where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. James Sammon and Mr. Tadhq Sammon will also distribute the prospectus to potential investors at the meetings, to business associates and to friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach $100,000.

We intend to sell our shares outside the United States.

Upon receipt and acceptance of subscriptions for the purchase of the shares offered hereby and within the allotted time period of this Offering, all funds received and accepted, if any, shall be immediately released to us and deposited into our general bank account all of which shall be available for use by us. There can be no assurance that we will obtain any funds from this offering.

SECTION 15(g) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

OFFERING PERIOD AND EXPIRATION DATE

The offering shall terminate on the earlier of (i) 180 days after the effectiveness of the registration statement (ii) when the offering is fully subscribed for. Our ability to terminate the offering is limited to ending the duration of the offering and accepting the amount of shareholder funds as of the termination date

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

     -    execute and deliver a subscription agreement
     -    deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to Greenwind NRG Inc.

Subscribers will receive share certificates via mail to the address listed on the subscription agreement.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up stage corporation and have not started full operations or generated or realized any revenues from our business operations. Our current focus is to obtain effectiveness of our registration statement from the Securities and Exchange Commission and apply with a market maker for quotation on the OTC Bulletin Board.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. This is because we have not generated any revenues and no revenues are anticipated until we develop our website, and implement our marketing plan.

We believe the technical aspects of our website will be sufficiently developed to use for our operations 30 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Even if we raise $100,000 in this offering, we cannot be certain how long the money will last, however, we do believe it will last twelve months. We will not begin operations until we raise money from this offering.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully attract sufficient clientele we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

We expect to incur losses under each of the three scenarios listed below. The amount of those losses cannot be determined at this time.

Scenario 1: $100,000 Raised

If we raise $100,000 from this offering, management believes that it will be able to maintain operations for approximately one year under a no revenue situation while incurring losses during such time. Our goal is to achieve revenues because without revenues the Company will be left with limited funds available to develop growth strategy.

Scenario 2: $50,000 Raised

If we raise $50,000 from this offering, management believes that it will be able to maintain operations for approximately one year under a no revenue situation while incurring losses during such a time. This will however not allow for the management to work more than 10-15 hours per week due to lack of a sufficient salary. Due to only a limited amount of hours being committed to the development of the Company, sales could be negatively affected and the chances of the company not achieving a breakeven level of revenues will be increased. The Company will be left with limited funds available to develop its growth strategy. There are more risks associated with raising of funds less than the full $100,000. We will have limited working capital to maintain operations if there are any delays in operations.

Scenario 3: less than $50,000 Raised

If we are not able to raise even the $50,000 described in the alternative scenario expenses associated with inventory would be reduced while website development, marketing and audit fees would take priority in order to begin operations and maintain the company's good standing. We will try on a best efforts basis to reach consistent revenues as well as seek other sources of financing including debt.

PLAN OF OPERATION

Upon completion of our public offering, our specific goal is to profitably market, sell and distribute product on our website www.Greenwindnrginc.com. Our plan of operation is as follows:

COMPLETE OUR PUBLIC OFFERING.

We expect to complete our public offering within 120 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate all our efforts on raising capital during this period. We do not plan to begin business operations until we complete our public offering.

The following table below sets forth the uses of proceeds assuming the sale of 50% and 100% of the securities offered for sale in this offering by the company. Management believes these costs will cover the necessary proceeds for company to develop our operations to the point that we may begin delivering services.

                                                  $50,000            $100,000
                                                  -------            --------

Gross proceeds                                   $ 50,000            $100,000
Offering expenses *                              $ 15,500            $ 15,500
Net proceeds                                     $ 50,000            $100,000

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
The net proceeds will be used as follows:

Supplements  (Inventory)                         $ 26,000            $ 46,000
Website development                              $  4,000            $  4,000
Marketing and advertising                        $  8,000            $ 12,000
Salaries                                         $      0            $ 20,000
Audit, accounting and filing fees                $ 10,000            $ 10,000
Working capital                                  $  2,000            $  8,000

*    note the offering expense will be paid using current assets of the company.

Once we have completed our offering, our specific business plan for the next 8 months is as follows:

DEVELOP OUR WEBSITE. 1 MONTH

Upon completion of our offering, we intend to procure a web designer to complete a corporate website and credit card payment processing services. We have begun work on a website but it will require additional funds from the offering to have fully operational.

COMMENCE INITIAL MARKETING CAMPAIGN. 6 MONTHS

Once our website is fully operational we intend to market our products aggressively through web, print and other mediums.

Web marketing: Search Engine Optimization services will be used to assure we are found using key words associated with "wind energy" "Ireland" "off the grid" and more. We intend to make our website a marketing piece in itself with maps showing wind speed locations in Ireland and the UK as well as other information on benefits of wind energy products.

Sponsorship of sporting events: Greenwind will sponsor and present at clean energy conferences, trade shows and other events in the Republic of Ireland.

Print Media Advertising: We intend to market our products in magazines and other print media that target a environmentally conscious consumer base.

We intend to spend from $8,000 to $12,000 on initial marketing efforts. The marketing budget is not a set cost but will be based on the amount raised in the offering. Management expects revenues to increase as the marketing budget increases.

COMMENCE OPERATIONS.

During the initial marketing campaign management expects clients to begin using the website to purchase our products. In November of 2010 we signed an agreement with Anhui Hummer Dynamo Co., Ltd., "Anhui" based in Jindi, China. Anhui is a producer of wind energy turbines for both residential and commercial use. As per our contract filed as Exhibit 10.1 we have the ability to purchase, market and distribute several products.

Greenwind will be competing with other wind energy product providers. We intend to offer competitive prices, installation and aggressively market our products but there is no guarantee we will be able to achieve profitable operations. Some of our key competitors in the sector include Turbotricity Wind Power and Ireland Wind Turbine.

PRODUCTS

                 Description                                             Price
                 -----------                                             -----
H6.4-5000W (complete kits for 5KW off grid wind generator
system with free standing tower)                                       US$15,052
H6.4-5000W (complete kits for 5KW off grid wind generator
system with hydraulic tower)                                           US$16,945
H2.7-500W (complete kits for 500W off grid wind generator
system with guyed tower)                                                  US$692

We intend to offer additional products on our website in the future but at the time of this offering we only have supply agreements for the above products. Long-term margins on products will be a trial and error process as we test for price elasticity and competitor comparisons. We intend to mark products up by 35% for the initial year of operations. Other sources of revenue will come from installation which will differ on a sale by sale basis as some locations will require more set up time than others.

SALARIES: James Sammon and Tadhq Sammon intend to handle business operations for the first year of operations without hiring additional employees. Eventually capacity may be needed in reception, installation and shipping. Total salary costs are expected to be $150,000 per year once in full operations.

MARKETING: Marketing efforts once in full operations are expected to run at approximately $25,000 annually.

GENERAL OVERHEAD : Accounting, Audit, Legal and Filing: Costs associated with keeping the company in good standing and up to date with all legal, audit and filing obligations are expected to be approximately $100,000 Per year once the company is in full operations. Costs associated with the development stage accounting, audit, legal and filing fees are expected to be drastically reduced and be approximately $10,000.

Break even sales at an average gross margin of 35% are approximately $790,000. There is no guarantee the Company will be able to reach this level of sales. The Company will continue to make losses until it is able to reach this level of sales. Fixed costs will be substantially lower during the first year of operations due to less complex auditing, fewer employees and less extensive marketing efforts.

We believe the main catalyst for sales is education and marketing efforts of the cost savings and environmental benefits of wind energy for home use. Management will be focused on driving sales up through marketing efforts described in the business plan section.

SUMMARY

In summary, we intend to begin web development, and marketing our products within 120 days of completing our offering. Until we have reached a high and sustainable level of clientele we do not believe our operations will be profitable. If we are unable to attract new clients to purchase our products we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations we do not have any plans for any alternative business ideas.

RESULTS OF OPERATIONS

FROM INCEPTION ON FEBRUARY 25, 2010 TO OCTOBER 31, 2011

Our loss since inception is $7,313 of which $2,050 was for web development and $2,342 was for wind turbine purchases. We have not started our proposed business operations and we have no plans to do so until we have completed this offering. To the extent that we are able and if market conditions allow, we expect to begin operations 120 days after we complete this offering.

Since inception, we sold 9,000,000 shares of common stock to our officers and directors for $18,000.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

As of October 31, 2011, our total assets were $17,582 and our total liabilities were $8,615 composed of $4,500 in accrued expenses and $4,115 owed to James Sammon, an officer and director of the Company.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited financial and managerial resources, lack of managerial experience and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

                                    BUSINESS

GENERAL

We were incorporated in the State of Nevada on February 25, 2010. We have not begun operations. We have begun developing a website that will allow our customers to research and purchase off-the-grid wind turbines capable of producing energy for use in the home and elsewhere.

We have not generated any revenues and the only operations we have engaged in is the development of a business plan, purchase of three 500w wind turbine systems and initial development of our corporate website.

Our business address is 69 Saphire, The Grange, Stilorgan, Co. Dublin, Ireland. Our telephone number is +353 87 153 6399. We will not begin full operations until the completion of this offering. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have earned no revenue since our inception on February 25, 2010. It is possible that we will not be able to achieve profitability and will have to cease operations due to the lack of funding. Our current focus is to achieve effectiveness of the Registration statement in order to complete the proposed offering.

SERVICES

Upon completion of our website we will provide an opportunity for clients to research and purchase sports and nutritional supplements from the comfort of their home at competitive prices.. We intend to purchase supplements at wholesale prices and mark up to sell to retail consumers throughout Ireland and to possibly expand throughout North America at a later date.

Initially  James  Sammon,   president  and  a  director  of  Greenwind  will  be
responsible for the day to day operations of the company including web content and maintenance, product ordering, marketing, and distribution.

MARKETING PLAN

Initially James Sammon an officer and director of Greenwind, will put together a marketing campaign that will include web marketing, advertizing in renewable energy publications and attending of trade shows:

Web marketing: Click-through ads linking to the website will be posted on paid advertising sites related to wind power and other supplemental renewable energy sources. We believe consumers interested in solar energy and green living will provide a growth market for our products do to the supplemental nature of these areas.

Print Advertising: Advertisement space will be purchased in renewable energy publications with a similar target audience to our web marketing.

Trade shows: We intend on setting up a booth and handing out marketing materials at industry shows within Ireland to raise awareness for off-the-grid wind power and Greenwind NRG in general.

We intend to spend $12,000 on marketing efforts during the first year and this will be re-assessed in subsequent years. We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products by the public.

MARKET

We intend to initially target the Irish market and focus on users who are socially/environmentally conscious and seek an alternative, renewable source of energy for a variety of uses. Coastal communities have the best wind speeds to support efficient and maintained power but the majority of Ireland municipalities carry mean wind speeds of over 16 miles per hour. Our products have a rated wind speed of approximately 16 miles per hour.

COMPETITION

The retail suppliers for off-the-grid wind power are not numerous; however there are several other companies with similar business models operating within Ireland. In addition to direct competition other renewable supplement products such as solar must be taken into consideration given this power source attracts many of the same users and provides a similar function.

There are various strategies to be used by us, including pricing and distribution, to be competitive and differentiate ourselves from competitors in the Irish off-the-grid power space. We intend to emphasize our focus on Ireland's strong natural wind energy resources and the environmental benefits of harnessing this renewable power source. We believe that through an aggressive advertising campaign and strong after sales support we can build relationships and gain much of our growth through referrals and repeat customers looking for additional wind power.

REVENUE

If market conditions allow and we are able to implement our business plan, we intend to generate revenues by selling and offering installation and maintenance services of off-the-grid wind turbines. We indent to markup our products by 30 percent in order to compete at a slightly lower price point then out peers for the initial 12 months of operations. We hope this will allow us to reach a break-even point sooner than if we competed simply by our high-level customer service and though advertising. Both customer service and advertising have high upfront costs during the initial years as volume is low and products are under warranty.

DISTRIBUTION

Depending on the location and installation needs of clients different delivery methods and pricing will be offered. Products can be mailed for do-it-yourself installation or delivery and installation will also be offered for an increased price.

INVENTORY

A small inventory of all products will be kept in storage. The inventory will be replenished as required to assure approximately 8 weeks supply is on hand at all times. We will determine 8 weeks supply by previous months sales with a growth factor based on sales.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We are a development stage company and currently have no employees, other than our two directors. We intend to hire additional employees on an as needed basis.

OFFICES

Our business address is 69 Saphire, The Grange, Stilogran, Co. Dublin, Ireland. Our telephone number is +353 87 159 6399. The current office space is provided without cost by James Sammon, the President and a Director of Greenwind NRG Inc.

Additional office space may be required to store product as sales increase. As of the date of this prospectus, we have not sought or selected a new office space.

GOVERNMENT REGULATION

We are not currently subject to direct federal or local regulation within Republic of Ireland and we do not believe that government regulation will have a material impact on the way we conduct our business.

Due to our focus on micro-renewable wind turbine products our wind turbines fall under the 2007 exemptions for micro-renewable energy technologies. Any wind product meeting the below requirements is classified as exempted development:

     - The turbine shall not be erected on the house or any building or other structure within it cartilage
     - The height of the support tower shall not be less than 6 meters and not exceed 10 meters.
     - The length of the rotor diameter does not exceed 6 meters (corresponds to 6KW maximum output).
     - The supporting tower should be a distance of not less than one and one half times the total structure height (including blade of turbine in its vertical position) from any party boundary.
     - No more than one turbine shall be erected within the cartilage of a home.
     -    All turbine components shall have a matt, non-reflective finish.
     - No sign, advertisement or object, not required form functioning of safety of the turbine shall be attached to or exhibited on the wind turbine.

All of our products meet the requirements listed above given the correct installation. We will assure the purchaser knows the requirements for
self-installation   should  they  choose  to  do  the  setup  themselves.   More
information regarding planning applications and exemptions for small wind turbines can be found at the DoEHLG website, www.environ.ie.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

Our directors will serve until successors are elected and qualified. Both our officers are elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address           Age                         Position(s)
----------------           ---                         -----------

James Sammon               35        President, Chief Executive Officer,  member
SpurHill, Doughcloyne,               of the Board of Directors
Togher, Cork. Ireland

Tadhq Sammon               31        Executive Officer, Secretary, Treasurer,
Castlepark Village                   Principal Accounting Officer, member of the
Mallow. Cork, Ireland                Board of Directors

The persons named above have held their offices/positions since inception of our Company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Neither of our two directors can be viewed as "independent directors" as that term is used in Item 407 of Regulation S-K of the Securities Act of 1933. That is, neither James Sammon nor Tadhq Sammon, our two directors, are independent and each is an officer. We do not have any independent directors and we do not anticipate that we will have any independent directors now or any time in the future. We do not have a separately designated audit, nominating, or compensation committee or committee performing similar functions.

BACKGROUND OF OFFICERS AND DIRECTORS

JAMES SAMMON - PRESIDENT, CHIEF EXECUTIVE OFFICER, AND DIRECTOR.

Since November 2, 2010 Mr. James Sammon has been our President, Chief Executive Officer and a member of our Board of Directors. From 2009 to present Mr. James Sammon has worked as an internal quality auditor with ESB International where he specialized in quality control related to ISO standards in the software packaging market. Prior to 2009 Mr. Sammon spent 8 years in the AutoCAD department as part of a network team for ESB International.

Mr. James Sammon devotes approximately 10 hours per week to our operations, and will devote additional time as required. His background in computing and quality control, as well as managerial skills, are expected to be an asset to the company.

During the past ten years, Mr. James Sammon has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. James Sammon was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. James Sammon's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TADHQ SAMMON - EXECUTIVE OFFICER, SECRETARY, PRINCIPAL ACCOUNTING OFFICER AND DIRECTOR.

Since November 2, 2010 Tadhq Sammon has been our Executive Officer Secretary, Principal Accounting Officer and a member of our Board of Directors. From 2006 until present, Tadhq has been a member of An Garda Siochana, a policing service that is responsible for social wellbeing and national security. From 2001 through 2006 he worked in an entrepreneurial capacity as the co-owner/manager of health and fitness club.

Mr. Tadhq Sammon will be helping the company on an as needed basis until the business is in full operations. His experience as an entrepreneur should provide strong strengths for the company as an Officer and Director.

During the past ten years, Tadhq Sammon has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Tadhq Sammon was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Tadhq Sammon's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

AUDIT COMMITTEE FINANCIAL EXPERT

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

CONFLICTS OF INTEREST

The only conflict that we foresee is that our president and director will devote time to projects that do not involve Greenwind. This includes her current duties as an employee of other companies. Mr. James Sammon has agreed to dedicate additional time to Greenwind at such a time when it is required.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from our inception on February 25, 2010 to October 31, 2011 to our officer. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to named executive officers.

                      EXECUTIVE OFFICER COMPENSATION TABLE

                                                      Stock      Option      All Other
    Name and                       Salary    Bonus    Awards     Awards    Compensation    Total
Principal Position       Year       (US$)    (US$)     (US$)     (US$)        (US$)        (US$)
------------------       ----       -----    -----     -----     -----        -----        -----
James Sammon             2011         0        0         0         0            0            0
President

Tadhq Sammon             2011         0        0         0         0            0            0
Secretary

We have no employment agreements with our directors and officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations. If we are able to successfully complete our entire offering the company will be paying James Sammon compensation of US$20,000 for the 12 months ending October 31, 2013.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

COMPENSATION OF DIRECTORS

The members of our board of directors are not compensated for their services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

                          DIRECTOR'S COMPENSATION TABLE

                      Fees Earned or    Stock    Options    All Other
                       Paid in Cash    Awards     Awards   Compensation    Total
Name            Year      (US$)         (US$)     (US$)       (US$)        (US$)
----            ----      -----         -----     -----       -----        -----
James Sammon    2011        0             0         0           0            0
Tadhq Sammon    2011        0             0         0           0            0

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

                                                                  Number of Shares          Percentage of
                                                Percentage of      After Offering          Ownership After
                               Number of          Ownership        Assuming all              the Offering
Name and Address             Shares Before       Before the        of the Shares         Assuming all of the
Beneficial Owner [1]          the Offering        Offering           are Sold              Shares are Sold
--------------------          ------------        --------           --------              ---------------
James Sammon                    5,000,000           55.6%            5,000,000                 26.3%
SpurHill, Doughcloyne,
Togher, Cork. Ireland

Tadhq Sammon                    4,000,000           44.4%            4,000,000                 21.1%
6 Kings Fort Gardens
Castlepark Village
Mallow. Cork, Ireland

----------
[1] The person named above may be deemed to be a "PARENT" and "PROMOTER" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. James Sammon and Mr. Tadhq Sammon are the only "PROMOTERS" of our company.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 9,000,000 shares of common stock were issued to our officers and directors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition, provided that the issuer of the shares is not a "shell company" as defined in Rule 144(i). Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are two holders of record for our common stock. The record holders are officers and directors who own 9,000,000 restricted shares of our common stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

     - have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
     - are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     - do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     - are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 53% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

We do not have a stock transfer agent appointed at this time.

                              CERTAIN TRANSACTIONS

In February, 2011, we issued a total of 5,000,000 shares of restricted common stock to James Sammon, an officer and director in consideration of $10,000. In February of 2011, we issued a total of 4,000,000 shares of restricted common stock to Tadhq Sammon, an officer and director in consideration of $8,000.

Further, Mr. James Sammon has advanced funds to us. As of October 31, 2011 Mr. James Sammon advanced us $4,115. The loan is non-interest bearing, due upon demand and unsecured.

The current office space is provided without cost by James Sammon, the President and a Director of Greenwind NRG Inc. Additional office space may be required to store product as sales increase. As of the date of this prospectus, we have not sought or selected a new office space.

                                   LITIGATION

We are not currently a party to any legal proceedings. Our address for service of process is at Nevada Commercial Registered Agents LLC 4231 Reno NV, 89509

                                     EXPERTS

Our financial statements for the period from inception to October 31, 2011, included in this prospectus have been audited by Silberstein Ungar, PLLC as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

Cane Clark, LLP., Attorney at Law, has provided an opinion on the validity of our common stock. We have retained him solely for the purpose of providing this opinion and reviewing our registration statement.

                              FINANCIAL STATEMENTS

Our fiscal year end is October 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared either internally or by an outside accounting firm, and then will be audited by an independent PCAOB registered CPA firm (presently Silberstein Ungar, PLLC)

                               GREENWIND NRG INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                OCTOBER 31, 2011

Report of Independent Registered Public Accounting Firm                     F-1

Balance Sheets as of October 31, 2011 and 2010                              F-2

Statements of Operations for the periods ended
October 31, 2011 and 2010 and the period from
February 25, 2010 (Date of Inception) to October 31, 2011                   F-3

Statement of Stockholders' Equity as of October 31, 2011                    F-4

Statements of Cash Flows for the periods ended
October 31, 2011 and 2010 and the period from
February 25, 2010 (Date of Inception) to October 31, 2011                   F-5

Notes to Financial Statements                                               F-6

Silberstein Ungar, PLLC CPAs and Business Advisors
--------------------------------------------------------------------------------
                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Greenwind NRG, Inc.
Blaine, Washington

We have audited the accompanying balance sheets of Greenwind NRG Inc. (the "Company") as of October 31, 2011 and 2010 and the related statements of operations, stockholders' equity, and cash flows for the periods then ended and the period from February 25, 2010 (Date of Inception) through October 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greenwind NRG Inc. as of October 31, 2011 and 2010 and the results of its operations and its cash flows for the periods then ended and the period from February 25, 2010 (Date of Inception) through October 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are described in Note 9. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Silberstein Ungar, PLLC
--------------------------------------
Bingham Farms, Michigan
December 14, 2011

                               GREENWIND NRG INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                          AT OCTOBER 31, 2011 AND 2010

                                                                       2011               2010
                                                                     --------           --------
ASSETS

Current Assets
  Cash and cash equivalents                                          $ 17,582           $      0
                                                                     --------           --------
Total Current Assets                                                   17,582                  0

Property and equipment, net                                             1,720                  0
                                                                     --------           --------

TOTAL ASSETS                                                         $ 19,302           $      0
                                                                     ========           ========


LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Current Liabilities
   Accrued expenses                                                  $  4,500           $      0
   Notes payable - related party                                        4,115                  0
                                                                     --------           --------

Total Liabilities                                                       8,615                  0
                                                                     --------           --------
Stockholders' Equity
  Common stock, par $0.001, 75,000,000 shares authorized,
   9,000,000 shares issued and outstanding (0 shares issued
   and outstanding - 2010)                                              9,000                  0
  Additional paid in capital                                            9,000                  0
  Deficit accumulated during the development stage                     (7,313)                 0
                                                                     --------           --------

Total Stockholders' Equity                                             10,687                  0
                                                                     --------           --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $ 19,302           $      0
                                                                     ========           ========


    The accompanying notes are an integral part of the financial statements.

                               GREENWIND NRG INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                    PERIODS ENDED OCTOBER 31, 2011 AND 2010
         PERIOD FROM FEBRUARY 25, 2010 (INCEPTION) TO OCTOBER 31, 2011

                                                                                              Period from
                                                                                           February 25, 2010
                                                  Year ended           Period ended         (Inception) to
                                               October 31, 2011      October 31, 2010      October 31, 2011
                                               ----------------      ----------------      ----------------
GROSS REVENUES                                    $        0            $        0            $        0

OPERATING EXPENSES
  Professional fees                                    4,500                     0                 4,500
  Website design                                       2,050                     0                 2,050
  Depreciation                                           622                     0                   622
  General and administrative                             141                     0                   141
                                                  ----------            ----------            ----------
TOTOAL OPERATING EXPENSES                              7,313                     0                 7,313
                                                  ----------            ----------            ----------

LOSS FROM OPERATIONS                                  (7,313)                    0                (7,313)

OTHER EXPENSES                                             0                     0                     0
                                                  ----------            ----------            ----------

NET LOSS BEFORE INCOME TAXES                          (7,313)                    0                (7,313)

PROVISION FOR INCOME TAXES                                 0                     0                     0
                                                  ----------            ----------            ----------

NET LOSS                                          $   (7,313)           $        0            $   (7,313)
                                                  ==========            ==========            ==========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
  BASIC AND DILUTED                                6,139,726                     0
                                                  ==========            ==========

NET LOSS PER SHARE: BASIC AND DILUTED             $    (0.00)           $     0.00
                                                  ==========            ==========


    The accompanying notes are an integral part of the financial statements.

                               GREENWIND NRG INC.
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' EQUITY
         PERIOD FROM FEBRUARY 25, 2010 (INCEPTION) TO OCTOBER 31, 2011

                                                                                   Deficit
                                                                                 Accumulated
                                           Common Stock            Additional     During the          Total
                                       ---------------------         Paid in      Development     Stockholders'
                                       Shares         Amount         Capital         Stage            Equity
                                       ------         ------         -------         -----            ------
Inception, February 25, 2010                 0      $       0      $       0       $       0        $       0

Net income for the period ended
 October 31, 2010                           --             --             --               0                0
                                     ---------      ---------      ---------       ---------        ---------

Balance, October 31, 2010                    0              0              0               0                0

Common stock issued for cash to
 founders at $0.002 per share        9,000,000          9,000          9,000              --           18,000

Net loss for the period ended
 October 31, 2011                           --             --             --          (7,313)          (7,313)
                                     ---------      ---------      ---------       ---------        ---------

Balance October 31, 2011             9,000,000      $   9,000      $   9,000       $  (7,313)       $  10,687
                                     =========      =========      =========       =========        =========


    The accompanying notes are an integral part of the financial statements.

                               GREENWIND NRG INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                    PERIODS ENDED OCTOBER 31, 2011 AND 2010
         PERIOD FROM FEBRUARY 25, 2010 (INCEPTION) TO OCTOBER 31, 2011

                                                                                              Period from
                                                                                           February 25, 2010
                                                  Year ended           Period ended         (Inception) to
                                               October 31, 2011      October 31, 2010      October 31, 2011
                                               ----------------      ----------------      ----------------
Cash Flows from Operating Activities:
  Net loss for the period                          $ (7,313)              $      0              $ (7,313)
  Adjustments to Reconcile Net Loss to Net
   Cash Used in Operating Activities:
     Depreciation                                       622                      0                   622
  Changes in Assets and Liabilities
     Increase in accrued expenses                     4,500                      0                 4,500
                                                   --------               --------              --------
Net Cash Used in Operating Activities                (2,191)                     0                (2,191)
                                                   --------               --------              --------
Cash Flows from Investing Activities
  Purchase of property and equipment                 (2,342)                     0                (2,342)
                                                   --------               --------              --------
Net Cash Used in Investing Activities                (2,342)                     0                (2,342)
                                                   --------               --------              --------
Cash Flows from Financing Activities:
  Proceeds from notes payable - related party         4,115                      0                 4,115
  Proceeds from the sale of common stock             18,000                      0                18,000
                                                   --------               --------              --------
Net Cash Provided by Financing Activities            22,115                      0                22,115
                                                   --------               --------              --------

Net Increase in Cash and Cash Equivalents            17,582                      0                17,582

Cash and Cash Equivalents - Beginning                     0                      0                     0
                                                   --------               --------              --------

Cash and Cash Equivalents - Ending                 $ 17,582               $      0              $ 17,582
                                                   ========               ========              ========

Supplemental Cash Flow Information:
  Cash paid for interest                           $      0               $      0              $      0
                                                   ========               ========              ========
  Cash paid for income taxes                       $      0               $      0              $      0
                                                   ========               ========              ========


    The accompanying notes are an integral part of the financial statements.

                               GREENWIND NRG INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                OCTOBER 31, 2011

NOTE 1 - NATURE OF BUSINESS

Greenwind NRG Inc. ("the Company" or "Greenwind") was incorporated under the laws of the State of Nevada on February 25, 2010. The Company is in the development stage and intends to commence operations in the business of off the grid wind power systems for residential, cabin, RV, boat and shop use. We intend to source equipment from suppliers at wholesale prices and market, distribute, setup and maintain this equipment. Our target market will be Ireland.

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, February 25, 2010 through October 31, 2011 the Company has accumulated losses of $7,313.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted an October 31 fiscal year end.

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Fair Value of Financial Instruments
The carrying value of cash, accrued expenses and notes payable - related party approximate their fair value due to the short period of these instruments.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment
The capital assets are being depreciated over their estimated useful lives using the straight line method of depreciation for book purposes.

                               GREENWIND NRG INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                OCTOBER 31, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Income Taxes
The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

Loss Per Common Share
Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

Stock-Based Compensation
Stock-based  compensation  is accounted for at fair value in accordance with ASC
718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

As of October 31, 2011, the Company has not issued any stock-based payments to its employees.

Foreign Currency Translation
The Company's functional currency and its reporting currency is the United States dollar.

Recent Accounting Pronouncements
In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled "Subsequent Events". Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10) provides that financial statements are considered "issued" when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. Management evaluated subsequent events through the date that such financial statements were issued.

                               GREENWIND NRG INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                OCTOBER 31, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)
In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. ("SFAS 168" or ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 and interim periods within those fiscal years. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company's financial position, operations or cash flows.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost and consisted of the following at October 31:

                                                    2011                 2010
                                                  --------             --------
Wind turbine                                      $  2,342             $      0
Less: Accumulated depreciation                        (622)                   0
                                                  --------             --------
Property and equipment, net                       $  1,720             $      0
                                                  ========             ========

The Company estimated the estimated useful life of the wind turbine to be two years.

Depreciation expense was $622 and $0 for the periods ended October 31, 2011 and 2010.

NOTE 4 - ACCRUED EXPENSES

Accrued expenses at October 31, 2011 consisted of amounts owed to the Company's outside independent auditors for services rendered for periods reported on in these financial statements.

NOTE 5 - NOTE PAYABLE - RELATED PARTY

During the year ended October 31, 2011, an officer and shareholder loaned the Company $4,115 to help fund operations. The loans are non-interest bearing, unsecured and due upon demand.

                               GREENWIND NRG INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                OCTOBER 31, 2011

NOTE 6 - CAPITAL STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

In February 2011, the Company issued 9,000,000 shares of common stock at a price of $0.002 per share for total cash proceeds of $18,000.

There were 9,000,000 and 0 shares of common stock issued and outstanding as of October 31, 2011 and 2010, respectively.

NOTE 7 - COMMITMENTS

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 8 - INCOME TAXES

For the period ended October 31, 2011, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $7,313 at October 31, 2011, and will expire beginning in the year 2031.

The provision for Federal income tax consists of the following at October 31, 2011 and 2010:

                                                     2011                2010
                                                   --------            --------
Federal income tax attributable to:
  Current Operations                               $  2,486            $      0
  Less: valuation allowance                          (2,486)                 (0)
                                                   --------            --------
Net provision for Federal income taxes             $      0            $      0
                                                   ========            ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows as of January 31, 2011 and 2010:

                                                    2011                 2010
                                                  --------             --------
Deferred tax asset attributable to:
  Net operating loss carryover                    $  2,486             $      0
  Less: valuation allowance                         (2,486)                  (0)
                                                  --------             --------
Net deferred tax asset                            $      0             $      0
                                                  ========             ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $7,313 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

                               GREENWIND NRG INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                OCTOBER 31, 2011

NOTE 9 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company incurred losses of $7,313 since its inception and has not yet produced revenues from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern. Management anticipates that it will be able to raise additional working capital through the issuance of stock and through additional loans from investors.

The ability of the Company to continue as a going concern is dependent upon the Company's ability to attain a satisfactory level of profitability and obtain suitable and adequate financing. There can be no assurance that management's plan will be successful.

NOTE 10 - SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to October 31, 2011 to December 14, 2011, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                     DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL ________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITHRESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:


SEC Registration Fee                                            $    11.61
Website                                                         $ 2,050.00
Accounting Fees and Expenses                                    $ 1,500.00
EDGAR Fees                                                      $ 1,500.00
Auditor Fees and
Expenses                                                        $ 7,000.00
Legal Fees and Expenses                                         $ 3,500.00
Miscellaneous and Bank Charges                                  $   242.87
                                                                ----------
TOTAL                                                           $15,804.48
                                                                ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     1. Article XII of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.
     2.   Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address              Date               Shares        Consideration
----------------              ----               ------        -------------

James Sammon              March 10, 2011       5,000,000          $10,000
Tadhq Sammon              March 10, 2011       4,000,000          $ 8,000

We issued the aggregate 9,000,000 shares to our officers and directors, both of whom were non U.S. residents. We completed this offering pursuant to Rule 903 of Regulation S under the Securities Act. Each sale of shares was completed as an "offshore transaction", as defined in Rule 902(h) of Regulation S, on the basis that: (i) each officer/director was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the officer/director was outside of the United States or we had a reasonable belief that the officer/director was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each officer/director represented to us that the officer/director was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each officer/director represented their respective intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each officer/director in accordance with Regulation S. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

ITEM 16. EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.                     Document Description
-----------                     --------------------

   3.1       Articles of Incorporation.
   3.2       Bylaws.
   5.1       Opinion of  Cane Clark, LLP. Attorney At Law
  23.1       Consent of  Silberstein Ungar, PLLC
  23.2       Consent of Counsel is located in legal opinion filed as Exhibit 5.1
  99.1       Share Purchase Order Form
  99.2       Private Subscription Agreement

ITEM 17. UNDERTAKINGS.

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the "CALCULATION OF REGISTRATION FEE" table in the effective registration statement; and

          (c) include any additional or changed material information with respect to the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For the purpose of determining liability under the Securities Act to any purchaser:

          Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.ss.230.430A of this chapter), shall be deemed to be part of and included in the registration  statement  as  of  the  date  it  is  first  used  after effectiveness. PROVIDED HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

          (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Dublin Ireland on this 23rd day of December 2011.

                             GREENWIND NRG INC


                             BY: /s/ James Sammon
                                 -----------------------------------------------
                                 James Sammon, President, Chief Executive
                                 Officer, and Member of the Board of Directors


                             BY: /s/ Tadhq Sammon
                                 -----------------------------------------------
                                 Tadhq Sammon, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and member of the Board of Directors.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                             BY: /s/ James Sammon
                                 -----------------------------------------------
                                 James Sammon, President, Chief Executive
                                 Officer, and Member of the Board of Directors


                             BY: /s/ Tadhq Sammon
                                 -----------------------------------------------
                                 Tadhq Sammon, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and member of the Board of Directors.

                                 December 23, 2011

                                  EXHIBIT INDEX

Exhibit No.                  Document Description
-----------                  --------------------

   3.1       Articles of Incorporation.
   3.2       Bylaws.
   5.1       Opinion of  Cane Clark, LLP. Attorney At Law
  23.1       Consent of  Silberstein Ungar, PLLC
  23.2       Consent of Counsel is located in legal opinion filed as Exhibit 5.1
  99.1       Share Purchase Order Form
  99.2       Private Subscription Agreement